SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2003

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)
1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York  11714
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

On March 31, 2003, YES Network and CSC Holdings, Inc. (the “Company”) reached an agreement pursuant to which the Company began carrying programming of the YES Network. Under this agreement, the Company will carry the programming for one year under interim arrangements while the parties seek to finalize the terms of a definitive long-term affiliation agreement. If the parties do not reach agreement on the terms of the long-term arrangement, those terms will be established by arbitration. The final terms established will be retroactively applied to March 31, 2003 and the Company has agreed to reimburse YES Network for certain payments that YES Network might have to make during the first year under “most favored nations” provisions of affiliation agreements with other distributors. Any such payments would be funded by amounts available under the Company’s credit facility. The agreement contemplates that the litigation with the YES Network described in our Annual Report on Form 10-K for the year-ended December 31, 2002, under Item 3-“Legal Proceedings,” will be stayed during the first year of the agreement and, ultimately, dismissed.

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	Hank Ratner

	Name: Title:	Hank Ratner Vice Chairman

Dated: April 1, 2003

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	Hank Ratner

	Name: Title:	Hank Ratner Vice Chairman

Dated: April 1, 2003